As filed with the Securities and Exchange Commission
                                on June 18, 1999
                                                           Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                             EIS INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)


       Delaware                                                06-1017599
(State or other jurisdiction of                             (I.R.S. Employer
incorporation or organization)                           Identification Number)


                               555 Herndon Parkway
                             Herndon, Virginia 20170
              (Address and zip code of Principal Executive Offices)


                            1998 STOCK INCENTIVE PLAN
                            (Full title of the Plan)


                              Mr. James E. McGowan
                      President and Chief Executive Officer
                               555 Herndon Parkway
                             Herndon, Virginia 20170
                    (Name, address and of agent for service)


                                 (703) 478-9808
          (Telephone number, including area code, of agent for service)

                                 with a copy to

                             S. Donald Gonson, Esq.
                                Hale and Dorr LLP
                                 60 State Street
                           Boston, Massachusetts 02109


                         CALCULATION OF REGISTRATION FEE

================================================================================================================================
 Title of Securities to be        Amount to            Proposed Maximum             Proposed Maximum      Amount of Registration
        Registered              be Registered      Offering Price Per Share     Aggregate Offering Price            Fee
--------------------------------------------------------------------------------------------------------------------------------
Common Stock,                   500,000 shares             $2.69(1)                $1,345,000 (1)                   $373.91
$0.01 par value per share
================================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee and based upon the average of the high and low trading prices of the Registrant's Common Stock, as reported on the Nasdaq National Market on June 18, 1999, in accordance with Rules 457(c) and 457(h) of the Securities Act of 1933, as amended.

================================================================================

PART I.  INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The information required by Part I is included in documents sent or given to participants in the 1998 Stock Incentive Plan of EIS International, Inc., a Delaware corporation (the "Registrant"), pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act").

PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     Item 3.  Incorporation of Certain Documents by Reference.
              -----------------------------------------------

     The Registrant is subject to the informational and reporting requirements of Sections 13(a), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission. The following documents, which are filed with the Securities and Exchange Commission, are incorporated in this Registration Statement by reference:

                  (1) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998;

                  (2) The Company's Quarterly Reports on Form 10-Q, for the fiscal periods ended March 31, 1998, June 30, 1998 and September 30, 1998; and

                  (3) The description of the Common Stock, $.01 par value per share ("Common Stock"), contained in the Company's Registration Statement on Form 8-A as filed with the Commission on June 22, 1992.

                  All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all shares of Common Stock offered hereby have been sold, or which deregisters all shares of Common Stock then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such documents.

     Item 4.  Description of Securities.
              --------------------------

     Not applicable.

     Item 5.  Interests of Named Experts and Counsel.
              ---------------------------------------

     Not applicable.

     Item 6.  Indemnification of Directors and Officers.
              ------------------------------------------

     The Registrant's Certificate of Incorporation contains certain provisions permitted under the General Corporation Law of Delaware relating to the liability of directors. These provisions eliminate a director's liability for monetary damages for a breach of fiduciary duty, except in certain circumstances involving wrongful acts, such as the breach of a director's duty of loyalty or acts or omissions which involve intentional misconduct or a knowing violation of the law. The Registrant's Certificate of Incorporation, as amended, also contains provisions obligating the Registrant to indemnify its directors and officers to the fullest extent permitted by the General Corporation Law of Delaware.

     The Registrant has purchased and maintains insurance coverage under a policy insuring directors and officers of the Registrant against certain liabilities which they may incur as directors or officers of the Registrant, which may include coverage for liabilities arising under the Securities Act.

     Item 7.      Exemption From Registration Claimed.
                  ------------------------------------

     Not applicable.

     Item 8.      Exhibits.
                  ---------

     The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

     Item 9.      Undertakings.
                  ------------

     1.           The Registrant hereby undertakes:

                  (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i)      To include any prospectus required by
                                    Section 10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however that paragraphs (i) and (ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                  (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     2. The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be in the initial bona fide offering thereof.

     3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer of controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Herndon, Commonwealth of Virginia on the 18th day of June, 1999.

                                       EIS INTERNATIONAL, INC.

                                       By: /s/ James E. McGowan
                                           -------------------------------------
                                           James E. McGowan
                                           President and Chief Executive Officer


                        POWER OF ATTORNEY AND SIGNATURES

     We, the undersigned officers and directors of EIS International, Inc., hereby severally constitute and appoint James E. McGowan, Frederick C. Foley and
S. Donald Gonson, and each of them singly, are true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, and generally to do all such things in our names and behalf in our capacities as officers and directors to enable EIS International, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 18th day of June, 1999.



        Signature                                 Title
        ---------                                 -----

/s/ James E. McGowan               President and Chief Executive Officer
-----------------------------      (Principal Executive Officer)
    James E. McGowan


/s/ Frederick C. Foley             Chief Financial Officer
-----------------------------      (Principal Financial and Accounting Officer)
    Frederick C. Foley


/s/ Robert Cresci                  Director
-----------------------------
    Robert Cresci


/s/ Robert Jesurum                 Director
-----------------------------
    Robert Jesurum


/s/ Kent M. Klineman               Director
-----------------------------
    Kent M. Klineman


/s/ Charles McCall                 Director
-----------------------------
    Charles McCall

                                  EXHIBIT INDEX

Exhibit                                                                    Sequential
Number                              Description                            Page Number
-------                             -----------                            -----------


  4.1             Restated Certificate of Incorporation, as
                  amended.(1)                                                  --

  4.2             By-Laws, as amended.(2)                                      --

  4.3             Specimen Certificate of Common Stock of the
                  Registrant.(3)                                               --

  5.1             Opinion of Hale and Dorr LLP.                                --

 23.1             Consent of Hale and Dorr LLP (included in
                  Exhibit 5.1).                                                --

 23.2             Consent of KPMG LLP.                                         --

 24.1             Power of Attorney (included in the signature
                  pages of this Registration Statement).                       --


-----------------------

(1) Incorporated herein by reference to Exhibit 4.1 to the Registrant's Registration Statement on Form S-3 (File No. 33-79814) filed with the Securities and Exchange Commission on June 3, 1994.

(2) Incorporated herein by reference to Exhibit 3.2 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1993.

(3) Incorporated herein by reference to Exhibit C to the Registrant's Registration Statement on Form 8-A dated June 22, 1992.